UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	March 20, 2012 (March 16, 2012)

Baldwin Technology Company, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-9334	13-3258160
(Commission File Number)	(IRS Employer Identification No.)

2000 NW Corporate Boulevard, Suite 101, Boca Raton, FL	33431
(Address of Principal Executive Offices)	(Zip Code)

561-367-2950
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

     On December 22, 2011, Baldwin Technology Company, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) among the Company, Forsyth Capital Investors, LLC, a Missouri limited liability company (“FCI”), Forsyth Baldwin, LLC, a Missouri limited liability company, Forsyth Baldwin Mezzanine, Inc., a Missouri corporation, and Forsyth Baldwin, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of FCI (“Merger Sub”), which contemplates the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation (the “Merger”). Pursuant to the Merger Agreement, each share of the Company’s Class A Common Stock, par value $0.01 per share (“Class A Common Stock”), and Class B Common Stock, par value $0.01 per share (“Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), outstanding immediately prior to the effective time of the Merger (other than shares held by FCI, the Company or any of their respective subsidiaries) has been converted into the right to receive $0.96 per share in cash, subject to adjustment as described in the Company’s Definitive Merger Proxy Statement filed with the Securities and Exchange Commission (the “Commission”) on February 16, 2012 (the “Proxy Statement”), without interest and less any applicable withholding taxes (the “Merger Consideration”). In accordance with the adjustment provisions contained in the Merger Agreement, the Merger Consideration paid by FCI was $0.96 per share, or an aggregate amount of approximately $16.6 million, which includes amounts paid in respect of Company Stock Awards (as defined in the Proxy Statement), options and warrants, as described in the Proxy Statement.

     On March 15, 2012, Baldwin Technology Company, Inc. held a Special Meeting of Stockholders (the “Special Meeting”) in Shelton, Connecticut. At the Special Meeting, holders of a majority of the voting power of the outstanding shares of Class A Common Stock and Class B Common Stock of the Company approved the adoption of the Merger Agreement.

     Pursuant to the Merger Agreement, on March 20, 2012, the Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation. As a result of the Merger, the Company is now a wholly-owned indirect subsidiary of FCI.

     The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 10.1 to the Form 8-K filed by the Company on December 28, 2011.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

     In connection with the pending closing of the Merger, the Company notified the NYSE Amex LLC (the “NYSE AMEX”) on March 16, 2012, that, as of the effective time of the Merger, each share of Class A Common Stock and Class B Common Stock then issued and outstanding (other than shares then owned by FCI or any of its direct or indirect wholly owned subsidiaries) would cease to be issued and outstanding and would be automatically converted into the right to receive the Merger Consideration, without interest, less any applicable withholding taxes, and requested that the NYSE AMEX file with the Commission a Notification of Removal from Listing and/or Registration Under Section 12(b) on Form 25 to delist and deregister the shares of Class A Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Trading of shares of Class A Common Stock on the NYSE AMEX was suspended as of the close of trading on March 20, 2012.

Item 3.03 Material Modification to Rights of Security Holders.

     As of the effective time of the Merger, each share of Class A Common Stock and Class B Common Stock then issued and outstanding (other than shares then owned by FCI or any of its direct or indirect wholly owned subsidiaries) ceased to be issued and outstanding and was automatically converted into the right to receive the Merger Consideration, without interest, less any applicable withholding taxes.

Item 5.01 Changes in Control of the Registrant.

     The information set forth under Items 2.01 and 5.02 is hereby incorporated by reference herein.

     As described in Items 2.01 and 3.03 above, pursuant to the Merger Agreement, on March 20, 2012, the Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation. As of the effective time of the Merger, each share of Class A Common Stock and Class B Common Stock then issued and outstanding (other than Shares then owned by FCI or any of its direct or indirect wholly owned subsidiaries) ceased to be issued and outstanding and was automatically converted into the right to receive the Merger Consideration, without interest, less any applicable withholding taxes.

     As a result of the Merger, a change in control of the Company occurred. The funds for the payment of the Merger Consideration by FCI came from the working capital of FCI and funds loaned to FCI by an affiliate of FCI, Barry-Wehmiller Companies, Inc.

     The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 10.1 to the Form 8-K filed by the Company on December 28, 2011.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     In connection with the Merger, Gerald A. Nathe, Mark T. Becker, Rolf Bergstrom, Samuel B. Fortenbaugh III, Paul R. Griswold, Ronald B. Salvagio and Claes Warnander each voluntarily resigned from the Company’s board of directors effective as of the effective time of the Merger on March 20, 2012.

     In accordance with the terms of the Merger Agreement, William K. Chapman, Ryan L. Gable and Gregory L. Coonrod, the directors of Merger Sub immediately prior to the effective time of the Merger, became the new directors of the Company.

     In connection with the Merger, Mark T. Becker, the Company’s President and Chief Executive Officer, Ivan R. Habibe, the Company’s Vice President, Chief Financial Officer and Treasurer, and Helen P. Oster, the Company’s Secretary, each voluntarily resigned those positions effective as of the effective time of the Merger on March 20, 2012.

     In accordance with the terms of the Merger Agreement, (a) William K. Chapman, Chairman, President and Chief Executive Officer of Merger Sub immediately prior to the effective time of the Merger, became the Chairman, President and Chief Executive Officer of the Company as of the effective time of the Merger, (b) Martin W. Moore, Vice President, Chief Financial Officer and Treasurer of Merger Sub immediately prior to the effective time of the Merger, became the Vice President, Chief Financial Officer and Treasurer of the Company as of the effective of the Merger, (c) Ryan L. Gable, Vice President and Secretary of Merger Sub immediately prior to the effective time of the Merger, became the Vice President and Secretary of the Company as of the effective time of the Merger, and (d) Gregory L. Coonrod, Vice President and Assistant Secretary of Merger Sub immediately prior to the effective time of the Merger, became the Vice President and Assistant Secretary of the Company as of the effective time of the Merger.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     Pursuant to the Merger Agreement, effective upon the effective time of the Merger, the Certificate of Incorporation of Merger Sub, as set forth in Exhibit 3.1 hereto, became the Certificate of Incorporation of the Company which is incorporated herein by reference.

     Pursuant to the Merger Agreement, effective upon the effective time of the Merger, the Bylaws of Merger Sub, as set forth in Exhibit 3.2 hereto, became the Bylaws of the Company which is incorporated herein by reference.

Item 8.01 Other Events.

     On March 20, 2012, the Company issued a press release announcing completion of the Merger attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

3.1	Certificate of Incorporation of Baldwin Technology Company, Inc.

3.2	Bylaws of Baldwin Technology Company, Inc.

99.1	Press Release of Baldwin Technology Company, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BALDWIN TECHNOLOGY COMPANY, INC.

By:	/s/ Ivan R. Habibe
Name: Ivan R. Habibe
Title: Vice President, Chief Financial Officer
and Treasurer

Dated: March 20, 2012

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
3.1	Certificate of Incorporation of Baldwin Technology Company, Inc.
3.2	Bylaws of Baldwin Technology Company, Inc.
99.1	Press Release of Baldwin Technology Company, Inc.